EXHIBIT 4.1


                                                 855 Route 10 East
CAPELOGIC INCORPORATED                           Suite 106
----------------------                           Randolph, NJ 07869

                                                 Tel. 973-895-7236
                                                 Fax. 973-895-7218
                                                 www.Capelogic.com

June 24, 2005

Advisor's Disciplined Trust 44
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York  11217



     Re:                 Advisor's Disciplined Trust 44
                    Short Duration Agency Portfolio, Series 1
                    -----------------------------------------

Gentlemen:


     We have examined the Registration Statement File No. 333-125641, for the referenced Trust and acknowledge that CapeLogic, Inc. is currently acting as the evaluator for the New York Tax Exempt Bond Portfolio, Series 1. Subsequently, we hereby consent to the reference of CapeLogic, Inc. as Trust evaluator.

     In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our data base as of the date of the evaluation report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,


                                /s/  RANDALL J. SODERBERG
                                  ------------------------------
                                Randall J. Soderberg
                                President







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